UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2010

Arrhythmia Research Technology, Inc.

(Exact name of issuer as specified in its charter)

Delaware                                                      1-9731                                                      72-0925679
(State or other jurisdiction of                                                                           (Commission File Number)                                                                (IRS Employer ID Number)
incorporation or organization)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

Effective June 18, 2010, Arrhythmia Research Technology, Inc. (the “Company”) issued an aggregate of 115,033 shares of its common stock, $0.01 par value (“common stock”) and five year options to acquire an aggregate of 60,000 shares of common stock, exercisable at $4.76 per share.  All of the shares of common stock were immediately placed in escrow and such stock and options are subject to release from escrow and vesting only in the event certain performance and other targets are met.  The securities were issued in exchange for the entirety of the 1,050,000 Class A Voting shares, the 400,000 Class B Non-Voting shares and the 600,000 options to acquire the securities of RMDDx Corp., a Prince Edward Island development stage corporation.  The Company’s securities were issued in a transaction exempt from the registration requirements under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended, inasmuch as they were issued to less than ten sophisticated persons who represented to the Company that they were acquiring such securities for investment and not with a view to distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 24th day of June, 2010.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ James E. Rouse

James E. Rouse
President and Chief Executive Officer